EXHIBIT 23


                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8 number not yet assigned) pertaining to the ADVO, Inc. 401(k) Savings Plan and to the incorporation by reference therein of our report dated October 24, 1995, with respect to the consolidated financial statements and schedules of ADVO, Inc. incorporated by reference and included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.





                                                  Ernst & Young LLP



Hartford, Connecticut
August 29, 1996